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                                                                EXHIBIT NO. 9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (File Nos. 33-37615 and 811-6174) (the "Registration Statement") of MFS Institutional Trust (the "Trust"), of my opinion dated October 23, 1998, appearing in Post-Effective Amendment No. 17 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 28, 1998.


                                                 JAMES R. BORDEWICK, JR.
                                                 -----------------------
                                                 James R. Bordewick, Jr.
                                                 Assistant Secretary

Boston, Massachusetts
August 23, 1999